July 24, 2012

CALL OPTION AGREEMENT

In consideration of that certain $5,000,000 Loan funded on or about the date hereof from **RESOURCE INCOME FUND, L.P. ("RIF")** to **COMSTOCK MINING INC. ("Comstock"),** and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Comstock together with its operating subsidiary **COMSTOCK MINING LLC (jointly and severally, "Seller")** hereby irrevocably grants to RIF the option but not the obligation (the "Call Option") to purchase 5,950 troy ounces of London Good Delivery gold bullion (the "Gold") at a strike price of USD 2,000 per troy ounce (the "Strike Price"), said Option only to be exercised if at all on July 24, 2013 (the "Expiration Date").

The Call Option shall be granted as a "European style" option exercisable by RIF on the Expiration Date at the Strike Price, with notice of said exercise to be delivered by RIF to Seller no later than 5:00 p.m. on the second business day following the Expiration Date by fax or electronic mail to:

Comstock Mining Inc.
1200 American Flat Road
PO Box 1118
Virginia City, NV 89440
Attn: Mr. Corrado De Gasperis, President and CEO
Email: degasperis@comstockmining.com

The Call Option shall be settled through the physical delivery of Gold to Auramet Trading, LLC as Gold Agent for RIF, under and pursuant to, except for provisions relating to price and volume of Gold, that certain Master Purchase and Sale Agreement dated as of July 24, 2012 or a similar agreement with any other Gold Agent appointed by RIF from time to time, and may be finally settled by mutual agreement of the parties.

Representations and Warranties, Covenants:

Seller represents and warrants to RIF that:

(a) Seller has all requisite power, authority, licenses and approvals necessary to enter into and perform its obligations under this Agreement;

(b) Seller or any person designated by Comstock (including any signatory hereto) has due authorization to act in all respects relating to this Agreement;

(c) This Agreement and the transaction relating hereto are valid and legally binding obligations of the Seller enforceable against it in accordance with their terms.

Governing Law; Assignment:

This Agreement shall be governed by the laws of New York. This Agreement shall be assignable with Comstock's consent, not to be unreasonably withheld.

Comstock Mining Inc.

Resource Income Fund, L.P.

Comstock Mining LLC